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                                                                     Exhibit 5.1


                [WOLF, BLOCK, SCHORR AND SOLIS-COHEN LETTERHEAD]

(302) 777-5860

                                 June 10, 1997

Advanta Corp.
Advanta Capital Trust I
c/o  Advanta Corp.
      Welsh & McKean Roads
      P.O. Box 844
      Spring House, Pennsylvania 19477

                  RE:   Advanta Corp. - Advanta Capital Trust I
                        Registration Statement on Form S-4, File No. 333-24573

Ladies and Gentlemen:

                  We have acted as counsel to Advanta Corp. (the "Corporation"), a Delaware corporation and sponsor of Advanta Capital Trust I, a Delaware statutory business trust (the "Trust"), in connection with a Registration Statement on Form S-4, as amended by Amendment No. 1 thereto to be filed with the U.S. Securities and Exchange Commission on or about the date hereof (the "Registration Statement"), relating to: (i) the proposed issuance by the Trust of $100,000,000 aggregate Liquidation Amount of the Trust's 8.99% Series B Capital Securities (the "New Capital Securities") to be registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Registration Statement, in exchange for up to $100,000,000 aggregate Liquidation Amount of the Trust's outstanding 8.99% Series A Capital Securities (the "Old Capital Securities"); (ii) the proposed issuance by the Corporation to the Trust, in an aggregate principal amount corresponding to the aggregate Liquidation Amount of the New Capital Securities, of the Corporation's 8.99% Series B Junior Subordinated Deferrable Interest Debentures due December 17, 2026 (the "New Junior Subordinated Debentures"), to be registered under the Securities Act pursuant to the Registration Statement, in exchange for a comparable aggregate principal amount of the Company's outstanding 8.99% Series A Junior Subordinated Deferrable Interest Debentures due December 17, 2026; and
(iii) the Corporation's guarantee of the New Capital Securities registered under the Securities Act in exchange for termination of the Corporation's guarantee of the Old Capital Securities. The New Capital Securities will be issued under an Amended and Restated Declaration of Trust for the Trust, dated as of December 17, 1996 (the "Amended Declaration"), among the Corporation, as Sponsor, The Chase Manhattan Bank, as property trustee, The Chase Manhattan Bank Delaware, as Delaware trustee, and the Administrative Trustees named therein, and the New Junior
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Advanta Corp.
Advanta Capital Trust I
June 10, 1997
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Subordinated Debentures will be issued under an Indenture, dated as of December
17, 1996, between the Corporation and The Chase Manhattan Bank, as debenture trustee.

                  For the purposes of giving the opinions hereinafter set forth, we have examined originals or copies of the following:

                  (i)   Executed counterparts of the Amended Declaration.

                  (ii)  Specimen of the New Capital Securities.

                  (iii) Executed counterparts of the Registration Rights Agreement, dated as of December 11, 1996 (the "Registration Rights Agreement"), among the Trust, the Corporation and the Initial Purchasers named therein.

                  (iv)  Executed copy of the Registration Statement.

                  Initially capitalized terms used herein and not otherwise defined are used as defined in the Amended Declaration.

                  For purposes of this opinion, we have reviewed only the documents listed above and corporate and trust records relating to the Corporation, the Trust and the transactions described above as we have deemed appropriate. We have assumed that there exists no provision in any documents that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. As to various questions of fact material to our opinion, we have assumed the accuracy of representations and warranties made by the Trust and the Corporation in and pursuant to certificates of officers of the Corporation and trustees of the Trust and agreements delivered in connection with the transactions described above. We have conducted no independent factual investigation, but instead have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                  With respect to all documents examined by us, we have assumed
(i) the authenticity of all documents submitted to us as originals, (ii) the conformity with authentic originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                  For purposes of this opinion, we have assumed (i) that the Amended Declaration constitutes the entire agreement among the parties thereto with respect to the subject matter
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Advanta Corp.
Advanta Capital Trust I
June 10, 1997
Page 3

thereof, including with respect to the creation, operation, and termination of the Trust, and that the Amended Declaration is in full force and effect and has not been amended, (ii) the due creation, due formation or due organization, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, formation or organization, (iii) the legal capacity of each natural person who is a part to the documents examined by us, (iv) that each of the parties to the documents examined by us has all requisite power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, and (vi) that the Delaware Trustee satisfies the requirements of Section 3807(a) of the Delaware Business Trust Act.

                  This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware) and Federal law of the United States as in effect on the date hereof, and we have not considered and express no opinion on the laws of any other jurisdiction or on Federal or state banking or insurance laws.

                  Based upon the foregoing, we are of the opinion that:

                  1. The New Capital Securities have been duly authorized for issuance by the Trust, and when the New Capital Securities are duly executed, authenticated and issued in accordance with the Amended Declaration and delivered and issued in the Exchange Offer as contemplated by the Amended Declaration, the Registration Rights Agreement and the Registration Statement, the New Capital Securities will represent, subject to the qualifications set forth in paragraph 2 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

                  2. The holders of the New Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of the New Capital Securities may be obligated, pursuant to the Amended Declaration, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of New Capital Securities and the issuance of replacement New Capital Securities and (ii) provide security and indemnity in connection with requests of, or directions to, the Property Trustee and in connection with the Property Trustee's exercise of its rights and powers under the Amended Declaration.

                  This opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstance which may hereafter come to our attention or any changes in laws which may hereafter occur.
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Advanta Corp.
Advanta Capital Trust I
June 10, 1997
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                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" contained in the Prospectus included therein.

                                       Very truly yours,

                                       /s/ Wolf, Block, Schorr and Solis-Cohen